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                                                    Carolina First Corporation
                                                    P.O. Box 1029
                                                    Greenville, SC 29602
                                                    864/255-4919
NEWS RELEASE

DATE:                      January 10, 2000

RELEASE  DATE:             Immediate


            ANCHOR FINANCIAL TO MERGE WITH CAROLINA FIRST/ IN-MARKET TRANSACTION CREATES 4TH LARGEST SOUTH CAROLINA FRANCHISE


GREENVILLE, SC - Carolina First Corporation (Nasdaq/NM:CAFC) and Anchor Financial Corporation (Nasdaq/NM:AFSC) today announced the signing of a definitive agreement under which Anchor Financial, a $1.2 billion institution headquartered in Myrtle Beach, South Carolina, will merge with Carolina First. Based on Friday's closing stock price, the stock-for-stock merger is valued at approximately $300 million.

The resulting holding company, which will be called The South Financial Group, will have approximately $4.4 billion in assets and 108 branch offices in South Carolina, Florida, and North Carolina. Following the merger, Carolina First Bank (when combined with The Anchor Bank) will have a top 5 market share rank in the four leading metropolitan areas of South Carolina. It will also have the fourth largest deposit market share in South Carolina. The pro forma market capitalization of the combined company is expected to be approximately $715 million, or 82nd among all U.S. banks.

The merger agreement provides that Anchor shareholders will receive 2.1750 shares of Carolina First common stock for each Anchor share. Based on Carolina First's January 7th closing market price of $16.50, the exchange ratio represents a


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price  of  $35.89  for  each  Anchor  share.  Carolina  First  will  record  the acquisition, which is expected to close in the second quarter of 2000, using the pooling-of- interests method of accounting. The transaction is subject to customary regulatory approvals and the shareholder approval of both companies.

"This combination brings together two companies with complementary strategies, customers, and delivery channels," said Mack I. Whittle, Jr., President and Chief Executive Officer of Carolina First Corporation. "Our combined company will be a dominant independent financial services company in South Carolina. The merger will create the second largest bank in the history of South Carolina-the largest bank since South Carolina National, which was acquired in the early 1990s. In addition, we will have a strong market presence in the most attractive markets in the state. This is a logical expansion for Carolina First, adding in-market share and extending our presence into new coastal markets. Anchor is an exceptionally well- run organization that fits with our super community banking philosophy. This is an exciting event in the history of Carolina First."

Whittle will serve as the President and Chief Executive Officer of the combined organization. Anchor's Chairman, President, and Chief Executive Officer, Stephen
L. Chryst, will serve as Chairman and Chief Operating Officer of Carolina First Bank, the banking subsidiary for the Carolinas. The holding company board will include 5 new directors from Anchor.

"We are very pleased with what this merger means for our shareholders, customers, and community, " said Stephen L. Chryst, Chairman, President, and Chief Executive Officer of Anchor Financial. "We look forward to being an integral part of South Carolina's premier independent banking company. Our shareholders will own approximately 41% of the combined company, which is committed to serving the Carolinas and the region. We share Carolina First's focus on flexible, personalized customer service. Continuing to deliver this service will be our first priority as we combine our organizations."

Carolina First estimates cost savings opportunities, excluding savings from eliminating overlapping branch operations, to equal 35% of Anchor's 1999


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annualized operating expenses, or approximately $13.8 million pre-tax.  Carolina
First expects the merger to be approximately 3% accretive to earnings per share in 2001. The transaction is projected to be approximately 8% dilutive to Carolina First's earnings per share in 2000, assuming only 30% of the estimated
cost  savings  are  realized  in  2000.  One-time,   merger-related  charges  of
approximately $20 million pre-tax are anticipated.

The holding company will be named The South Financial Group (assuming approval by Carolina First shareholders) and will remain headquartered in Greenville, South Carolina. The subsidiary bank names will be Carolina First Bank for the Carolinas, Citrus Bank for Florida, and Bank CaroLine for Internet banking. Following the expected September 2000 conversion to Carolina First Bank's systems, The Anchor Bank, Anchor Financial's principal subsidiary bank, will operate as Carolina First Bank.

Whittle added, "Our new holding company name, The South Financial Group, is designed to reflect our focus on the most attractive markets in one of the fastest growing areas of the country. Our new name also emphasizes a broad and evolving array of financial services and delivery alternatives. It means customer options, customer choice, and customer service. Our merger with Anchor fits well with this regional, more far-sighted vision for a dynamic super community banking organization."

Carolina First Corporation, headquartered in Greenville, South Carolina, is a financial services company with $3.2 billion in total assets, 62 branch offices in South Carolina and 13 branch offices in northern and central Florida. It operates Carolina First Bank, the largest South Carolina-based commercial bank; Citrus Bank, a Florida banking subsidiary; Carolina First Mortgage Company, the second largest mortgage loan servicer in South Carolina; and Carolina First Bank, F.S.B., a savings bank which offers Bank CaroLine (an Internet bank). Other subsidiaries include a full service brokerage company, an automobile finance company and a small business investment company that invests principally in bank technology companies. Carolina First's common stock trades on the Nasdaq National Market under the symbol CAFC. Carolina First's press releases are available by telefax at


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no charge by  calling  PR  Newswire's  Company  News  On-Call  at  800-758-5804,
extension 144553. Press releases along with additional information may also be found at Carolina First's web site: http://www.carolinafirst.com.

Anchor Financial Corporation, with assets of $1.2 billion, is the parent of The Anchor Bank. Anchor's common stock trades on the Nasdaq National Market under the symbol AFSC. Anchor Financial Corporation's web site at http://www.anchorfinancialcorp.com provides additional information about the company.

Carolina First and Anchor Financial will conduct a conference call today at 2:00 p.m. (ET) to discuss the transaction. To participate, please call 1-800-967-7135, access code #872324 for domestic callers and 1-719-457-2626, access code #872324 for international callers. A 48-hour rebroadcast of the call will be available beginning at approximately 3:45 p.m. (ET). Access to the rebroadcast is available via 1-888-203-1112, access code #872324 for domestic callers and 1- 719-457-0820, access code #872324 for international callers.






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                           Carolina First Corporation
                    Merger With Anchor Financial Corporation
                               Transaction Summary
                         Announcement: January 10, 2000


Transaction Terms:

Structure
                      -          Tax-free exchange of stock
                      -          Pooling-of-interests method of accounting
                      -          Definitive agreement signed
                      -          Due diligence completed

Terms
                      - Fixed exchange ratio at 2.1750 Carolina First shares for each Anchor share
                      -          19.9% lock-up option

Timing
                      -          Targeted to close second quarter 2000
                      - Subject to customary regulatory and shareholder (Carolina First and Anchor) approvals

Pricing Overview:

Indicated price per share (1/7/00)                 $35.89
Indicated total purchase price                     $300 million
   (based on diluted shares outstanding)
Price to normalized trailing 4Q earnings           19.6x
Price to 2000 EPS consensus analyst estimates      18.9
Price to 9/30/99 diluted book value                 3.22x
Premium to Anchor market price                     37%
Premium to deposits                                22%



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Certain  matters  set forth in this news  release  may  contain  forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Company's actual results, see the Company's Annual Report on Form 10-Q for the quarter ended September 30, 1999.


CONTACTS:

Carolina First Corporation:
         William S. Hummers III, Executive Vice President, (864) 255-7913 Mary M. Gentry, Treasurer, (864) 255-4919

Anchor Financial Corporation:
         Tommy E. Looper, Executive Vice President and Chief Financial Officer,
         (843) 946-3164
         Barbara Marshall, Marketing and Corporate Communications,
         (843) 946-3126

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